Exhibit 99.1

LEXINGTON
REALTY TRUST

Quarterly Earnings and Supplemental Operating and Financial Data

September 30, 2016

asics

TI Automotive

LEXINGTON REALTY TRUST

SUPPLEMENTAL REPORTING PACKAGE

September 30, 2016

This Quarterly Earnings Release and Supplemental Reporting Package contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust “Lexington”, which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2016, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2016 RESULTS

New York, NY - Thursday, November 3, 2016 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Generated Net Loss attributable to common shareholders of $26.7 million, or $0.11 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $67.5 million, or $0.28 per diluted common share.
•	Disposed of 10 properties, including the three remaining land investments in New York City, for $409.1 million.
•	Acquired an industrial property for $43.1 million.
•	Invested $27.6 million in on-going build-to-suit projects and completed a build-to-suit property with a total cost of $80.0 million.
•	Executed 1.0 million square feet of new leases and lease extensions with overall portfolio 95.3% leased at quarter end.
•	Obtained $197.2 million 20-year non-recourse financing, which bears interest at a 4.04% fixed rate and is secured by the build-to-suit project in Lake Jackson, Texas.
•	Converted the remaining $11.9 million original principal amount of 6.00% Convertible Guaranteed Notes for 1.9 million common shares.
•	Retired $271.9 million of secured debt and all $123.0 million borrowings outstanding on the $400.0 million revolving credit facility.
•	Increased the quarterly common share/unit dividend/distribution to $0.175 per common share/unit from $0.17 per common share/unit.

Subsequent Events

•	Disposed of two properties for aggregate gross proceeds of $40.3 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “We substantially completed our $600-$700 million sales program during the quarter and subsequently sold two properties, bringing our total consolidated sales for the year to $616.2 million at average cash and GAAP cap rates of 5.1% and 10.6%, respectively. The $338 million sale of our New York City land investments, which were purchased in late 2013 for $302 million, turned out to be a great success for our investors. These properties generated strong cash flow and capital appreciation and the sale allowed us to reduce leverage considerably while providing cash to retire debt and fund investments.”

“Furthermore, as a result of our accomplishments this year, we increased our annualized dividend from $0.68 to $0.70 per common share, we substantially reduced leverage to 5.3x net debt to Adjusted EBITDA compared with 6.2x at June 30, 2016, our cash position is strong, and our credit line is fully available. Given the overall execution of our business plan and better visibility on activity for the remainder of the year, we are increasing our 2016 Adjusted Company FFO guidance to a new range of $1.09-$1.11 from $1.07-$1.10.”

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2016, total gross revenues were $106.3 million, a 0.9% increase compared with total gross revenues of $105.4 million for the quarter ended September 30, 2015. The increase was primarily attributable to revenue generated from property acquisitions and new leases signed, partially offset by 2015 and 2016 property sales and lease expirations.

Net Loss Attributable to Common Shareholders

For the quarter ended September 30, 2016, net loss attributable to common shareholders was $26.7 million, or $0.11 per diluted share, compared with net loss attributable to common shareholders for the quarter ended September 30, 2015 of $7.6 million, or $0.03 per diluted share. The Company recognized impairment charges of $72.9 million for the quarter ended September 30, 2016, primarily due to the write-off of the deferred rent receivable relating to the sale of the three remaining New York, New York land investments. The Company, which purchased these three land investments in 2013 for $302.0 million, sold them in the third quarter of 2016 for an aggregate gross sales price of $338.2 million.

Adjusted Company FFO

For the quarter ended September 30, 2016, Lexington generated Adjusted Company FFO of $67.5 million, or $0.28 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2015 of $66.9 million, or $0.27 per diluted share.

Dividends/Distributions

Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2016 of $0.175 per common share/unit, which represented an increase of approximately 3% over the prior regular quarterly common share/unit dividend/distribution. This equates to an increase of $0.02 per common share/unit to an annual dividend/distribution of $0.70 per common share/unit. The common share/unit dividend/distribution was paid on October 17, 2016 to common shareholders/unitholders of record as of September 30, 2016. Lexington also declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred Shares”), which is payable on February 15, 2017 to Series C Preferred Shareholders of record as of January 31, 2017.

OPERATING ACTIVITIES

During the quarter, Lexington acquired/completed the following properties:

ACQUISITIONS
Tenant	Location	Property Type	Initial Basis ($000)	Initial Estimated Annualized GAAP Rent ($000)	Initial Estimated Annualized Cash Rent ($000)	Initial Estimated GAAP Yield	Initial Estimated Cash Yield	Approximate Lease Term (Yrs)
Consolidated:
Pacific Foods of Oregon, Inc.	Wilsonville, OR	Industrial	$43,100	$3,120	$2,567	7.2%	6.0%	16
Nonconsolidated:
British Schools of America, LLC(1)	Houston, TX	Private School	$79,964	$6,248	$6,248	7.8%	7.8%	20

(1)	Lexington had a 25% equity interest as of September 30, 2016. Lexington is providing construction financing up to $56.7 million to the joint venture, of which $43.1 million had been funded as of September 30, 2016. The related lease provides for annual CPI increases.

During the quarter, Lexington funded $27.6 million of the projected costs of the following projects:

ON-GOING BUILD-TO-SUIT PROJECTS

Location	Sq. Ft.	Property Type	Lease Term (Years)	Maximum Commitment/ Estimated Completion Cost ($000)	GAAP Investment Balance as of 9/30/2016 ($000)	Estimated Acquisition/ Completion Date	Estimated Initial GAAP Yield	Estimated Initial Cash Yield
Lake Jackson, TX	664,000	Office	20	$166,164	$101,203	4Q 16/1Q 17	8.9%	7.3%
Charlotte, NC	201,000	Office	15	62,445	32,613	1Q 17	9.5%	8.3%
Opelika, AL	165,000	Industrial	25	37,000	3,760	2Q 17	9.0%	7.1%
	1,030,000			$265,609	$137,576

During the quarter, Lexington sold the following properties:

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1)(2) ($000)	Annualized NOI(1) ($000)	Month of Disposition
Multi-Tenant	Foxboro, MA	Office	$4,100	$(268)	$(267)	July
Vacant	Franklin, OH	Retail	338	(76)	(65)	July
Vacant	Bremerton, WA	Office	6,100	(428)	1,198	August
American Golf Corporation	Oklahoma City, OK	Specialty	1,995	179	467	September
Vacant(3)	Bridgewater, NJ	Office	14,118	(2,203)	(416)	September
Addenbrooke Classical Academy	Lakewood, CO	Office	11,500	(227)	314	September
Siemens Corporation	Milford, OH	Office	32,750	2,130	2,466	September
SM Ascott LLC, Tribeca Ascott LLC & AL-Stone Ground Tenant LLC	New York, NY	Land	338,200	34,773	15,484	September
			$409,101	$33,880	$19,181

(1)	Quarterly period prior to sale annualized.
(2)	Excludes impairment charges recognized.
(3)	Conveyed to lender in a foreclosure sale. Lender has made a claim under a related non-recourse carveout guaranty. See periodic filings with the Securities and Exchange Commission for more information.

LEASING

At September 30, 2016, Lexington's overall portfolio was 95.3% leased compared with 96.2% leased at June 30, 2016, excluding properties subject to secured mortgage loans currently in default. The decrease relates primarily to a reduction in occupancy at the Temperance, Michigan property.

During the third quarter of 2016, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1-3	Honolulu	HI	N/A	2016	2017	5,323
3	Total office lease extensions					5,323

	Industrial
1	Hebron	OH	Owens Corning Insulating Systems, LLC	05/2017	12/2019	250,410
2	Hebron	OH	Owens Corning Insulating Systems, LLC	05/2017	12/2019	400,522
2	Total industrial lease extensions					650,932

5	Total lease extensions					656,255

	NEW LEASES
	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Indianapolis	IN	N/A	02/2018	3,764
2-4	Honolulu	HI	N/A	2016-2017	4,679
1	Total office lease extensions				8,443

	Industrial
1	Temperance	MI	Hollingsworth Logistics Group LLC	11/2021	290,000
1	Total new industrial leases				290,000
5	Total extended leases				298,443
10	TOTAL NEW AND EXTENDED LEASES				954,698

(1)	Leases greater than 10,000 square feet.

BALANCE SHEET/CAPITAL MARKETS

During the third quarter of 2016, Lexington satisfied $271.9 million of secured debt with a weighted-average interest rate of 4.9%.

In July 2016, the remaining $11.9 million original principal amount of Lexington's 6.00% Convertible Guaranteed Notes due 2030 were converted for 1,892,269 common shares.

In July 2016, Lexington obtained a $197.2 million 20-year non-recourse financing on its build-to-suit project in Lake Jackson, Texas. The loan bears interest at a fixed rate of 4.04% and matures in October 2036.

2016 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2016 will be within an expected range of $0.40 to $0.44. Lexington is increasing its Adjusted Company FFO guidance for the year ended December 31, 2016 to an expected range of $1.09 to $1.11 per diluted common share from a range of $1.07 to $1.10 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2016 CONFERENCE CALL

Lexington will host a conference call today, Thursday, November 3, 2016, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2016. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through February 3, 2017, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10094638. A live webcast of the conference call will be available at www.lxp.com within the Investors section.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity and debt investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Earnings and Supplemental Operating and Financial Data information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2016, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held through special purpose entities, which are separate and distinct legal entities, some of which are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan (a “property owner subsidiary”) are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary, but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's general partner's, member's or managing member's creditors).

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Gross revenues:
Rental	$98,952	$98,095	$304,158	$300,551
Tenant reimbursements	7,379	7,343	23,366	23,662
Total gross revenues	106,331	105,438	327,524	324,213
Expense applicable to revenues:
Depreciation and amortization	(40,288)	(39,712)	(124,687)	(121,795)
Property operating	(11,472)	(13,484)	(34,843)	(45,600)
General and administrative	(7,510)	(6,734)	(23,032)	(22,526)
Non-operating income	3,080	2,515	9,500	8,213
Interest and amortization expense	(23,001)	(21,931)	(68,573)	(68,273)
Debt satisfaction gains (charges), net	2,538	(398)	(818)	13,753
Impairment charges	(72,890)	(32,818)	(75,904)	(34,070)
Gains on sales of properties	16,072	1,733	58,413	23,307
Income (loss) before provision for income taxes, equity in earnings of non-consolidated entities and discontinued operations	(27,140)	(5,391)	67,580	77,222
Provision for income taxes	(462)	(75)	(1,099)	(464)
Equity in earnings of non-consolidated entities	340	266	6,394	938
Income (loss) from continuing operations	(27,262)	(5,200)	72,875	77,696
Discontinued operations:
Income from discontinued operations	—	—	—	109
Provision for income taxes	—	—	—	(4)
Gain on sale of property	—	—	—	1,577
Total discontinued operations	—	—	—	1,682
Net income (loss)	(27,262)	(5,200)	72,875	79,378
Less net (income) loss attributable to noncontrolling interests	2,232	(784)	340	(2,525)
Net income (loss) attributable to Lexington Realty Trust shareholders	(25,030)	(5,984)	73,215	76,853
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(50)	(72)	(187)	(264)
Net income (loss) attributable to common shareholders	$(26,653)	$(7,629)	$68,310	$71,871
Income (loss) per common share – basic:
Income (loss) from continuing operations	$(0.11)	$(0.03)	$0.29	$0.30
Income from discontinued operations	—	—	—	0.01
Net income (loss) attributable to common shareholders	$(0.11)	$(0.03)	$0.29	$0.31
Weighted-average common shares outstanding – basic	234,207,396	234,018,062	233,151,600	233,457,400
Income (loss) per common share – diluted:
Income (loss) from continuing operations	$(0.11)	$(0.03)	$0.28	$0.30
Income from discontinued operations	—	—	—	0.01
Net income (loss) attributable to common shareholders	$(0.11)	$(0.03)	$0.28	$0.31
Weighted-average common shares outstanding – diluted	234,207,396	234,018,062	237,215,883	233,776,838
Amounts attributable to common shareholders:
Income (loss) from continuing operations	$(26,653)	$(7,629)	$68,310	$70,189
Income from discontinued operations	—	—	—	1,682
Net income (loss) attributable to common shareholders	$(26,653)	$(7,629)	$68,310	$71,871

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
Assets:
Real estate, at cost	$3,459,784	$3,789,711
Real estate - intangible assets	598,359	692,778
Investments in real estate under construction	137,576	95,402
	4,195,719	4,577,891
Less: accumulated depreciation and amortization	1,201,043	1,179,969
Real estate, net	2,994,676	3,397,922
Assets held for sale	29,819	24,425
Cash and cash equivalents	117,791	93,249
Restricted cash	42,387	10,637
Investment in and advances to non-consolidated entities	63,963	31,054
Deferred expenses, net	34,697	42,000
Loans receivable, net	95,808	95,871
Rent receivable – current	8,875	7,193
Rent receivable – deferred	22,843	87,547
Other assets	39,092	18,505
Total assets	$3,449,951	$3,808,403

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$757,718	$872,643
Revolving credit facility borrowings	—	177,000
Term loans payable, net	500,839	500,076
Senior notes payable, net	494,153	493,526
Convertible guaranteed notes payable, net	—	12,126
Trust preferred securities, net	127,071	126,996
Dividends payable	47,944	45,440
Liabilities held for sale	2,220	8,405
Accounts payable and other liabilities	30,796	41,479
Accrued interest payable	11,632	8,851
Deferred revenue - including below market leases, net	43,904	42,524
Prepaid rent	17,432	16,806
Total liabilities	2,033,709	2,345,872

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 237,083,452 and 234,575,225 shares issued and outstanding in 2016 and 2015, respectively	24	23
Additional paid-in-capital	2,788,966	2,776,837
Accumulated distributions in excess of net income	(1,481,484)	(1,428,908)
Accumulated other comprehensive loss	(4,883)	(1,939)
Total shareholders’ equity	1,396,639	1,440,029
Noncontrolling interests	19,603	22,502
Total equity	1,416,242	1,462,531
Total liabilities and equity	$3,449,951	$3,808,403

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
EARNINGS PER SHARE:

Basic:
Income (loss) from continuing operations attributable to common shareholders	$(26,653)	$(7,629)	$68,310	$70,189
Income from discontinued operations attributable to common shareholders	—	—	—	1,682
Net income (loss) attributable to common shareholders	$(26,653)	$(7,629)	$68,310	$71,871

Weighted-average number of common shares outstanding - basic	234,207,396	234,018,062	233,151,600	233,457,400

Income (loss) per common share:
Income (loss) from continuing operations	$(0.11)	$(0.03)	$0.29	$0.30
Income from discontinued operations	—	—	—	0.01
Net income (loss) attributable to common shareholders	$(0.11)	$(0.03)	$0.29	$0.31

Diluted:
Income (loss) from continuing operations attributable to common shareholders - basic	$(26,653)	$(7,629)	$68,310	$70,189
Impact of assumed conversions	—	—	(1,083)	—
Income (loss) from continuing operations attributable to common shareholders	(26,653)	(7,629)	67,227	70,189
Income from discontinued operations attributable to common shareholders - basic	—	—	—	1,682
Impact of assumed conversions	—	—	—	—
Income from discontinued operations attributable to common shareholders	—	—	—	1,682
Net income (loss) attributable to common shareholders	$(26,653)	$(7,629)	$67,227	$71,871

Weighted-average common shares outstanding - basic	234,207,396	234,018,062	233,151,600	233,457,400
Effect of dilutive securities:
Share options	—	—	246,166	319,438
Operating Partnership Units	—	—	3,818,117	—
Weighted-average common shares outstanding - diluted	234,207,396	234,018,062	237,215,883	233,776,838

Income (loss) per common share:
Income (loss) from continuing operations	$(0.11)	$(0.03)	$0.28	$0.30
Income from discontinued operations	—	—	—	0.01
Net income (loss) attributable to common shareholders	$(0.11)	$(0.03)	$0.28	$0.31

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$(26,653)	$(7,629)	$68,310	$71,871
Adjustments:
Depreciation and amortization	38,642	38,547	119,523	117,936
Impairment charges - real estate	72,890	32,818	75,904	34,070
Noncontrolling interests - OP units	(2,478)	452	(1,083)	1,542
Amortization of leasing commissions	1,646	1,166	5,164	3,859
Joint venture and noncontrolling interest adjustment	284	577	742	1,335
Gains on sales of properties, including non-consolidated entities	(16,072)	(1,733)	(63,791)	(24,884)
Tax on sales of properties	—	—	50	—
FFO available to common shareholders and unitholders - basic	68,259	64,198	204,819	205,729
Preferred dividends	1,573	1,573	4,718	4,718
Interest and amortization on 6.00% Convertible Guaranteed Notes	47	252	532	795
Amount allocated to participating securities	50	72	187	264
FFO available to all equityholders and unitholders - diluted	69,929	66,095	210,256	211,506
Debt satisfaction (gains) charges, net, including non-consolidated entities	(2,538)	398	818	(13,689)
Transaction costs/other	115	405	329	579
Adjusted Company FFO available to all equityholders and unitholders - diluted	67,506	66,898	211,403	198,396

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(11,317)	(12,899)	(35,697)	(35,242)
Lease incentives	414	212	1,256	1,157
Amortization of above/below market leases	572	287	1,527	(157)
Lease termination payments, net	(2,190)	2,067	244	666
Non-cash interest, net	(512)	(598)	(1,526)	520
Non-cash charges, net	2,296	2,205	6,906	6,608
Tenant improvements	(1,173)	(10,562)	(1,292)	(13,184)
Lease costs	(1,458)	(1,066)	(6,165)	(4,242)
Company Funds Available for Distribution	$54,138	$46,544	$176,656	$154,522

Per Common Share and Unit Amounts
Basic:
FFO	$0.29	$0.27	$0.86	$0.87

Diluted:
FFO	$0.29	$0.27	$0.86	$0.87
Adjusted Company FFO	$0.28	$0.27	$0.87	$0.81

Basic:
Weighted-average common shares outstanding - basic EPS	234,207,396	234,018,062	233,151,600	233,457,400
Operating partnership units(1)	3,815,386	3,852,974	3,818,117	3,852,974
Weighted-average common shares outstanding - basic FFO	238,022,782	237,871,036	236,969,717	237,310,374

Diluted:
Weighted-average common shares outstanding - diluted EPS	234,207,396	234,018,062	237,215,883	233,776,838
Unvested share-based payment awards	570,260	—	478,329	5,130
6.00% Convertible Guaranteed Notes	508,912	1,931,950	1,439,456	2,086,706
Operating partnership units(1)	3,815,386	3,852,974	—	3,852,974
Share Options	238,395	200,993	—	—
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	244,050,919	244,714,549	243,844,238	244,432,218

(1) Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2016 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2016
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.40	$0.44
Depreciation and amortization	0.68	0.68
Impact of capital transactions	0.01	(0.01)
Estimated Adjusted Company FFO per diluted common share	$1.09	$1.11

(1)	Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2016 Third Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

Primary Tenant	Location		Property Type	Initial Basis ($000)	Initial Estimated Annualized GAAP Rent ($000)	Initial Estimated Annualized Cash Rent ($000) (1)	Initial Estimated GAAP Yield (1)	Initial Estimated Cash Yield (1)	Month Closed	Primary Lease Expiration
Consolidated
Pacific Foods of Oregon, Inc.	Wilsonville	OR	Industrial	$43,100	$3,120	$2,567	7.2%	6.0%	Sept	10/2032
Nonconsolidated
British Schools of America, LLC (3)	Katy	TX	Private School	$79,964	$6,248	$6,248	7.8%	7.8%	Sept	08/2036

CAPITAL RECYCLING

PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income ($000) (2)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Sale Price PSF
1	Multi-Tenant	Foxborough	MA	Office	$4,100	$(268)	$(267)	July	11%	$53.75
2	Vacant	Franklin	OH	Retail	338	(76)	(65)	July	0%	11.59
3	Vacant	Bremerton	WA	Office	6,100	(428)	1,198	August	0%	101.33
4	Vacant (4)	Bridgewater	NJ	Office	14,118	(2,203)	(416)	September	0%	122.17
5	Siemens Corporation	Milford	OH	Office	32,750	2,130	2,466	September	100%	148.05
6	American Golf Corporation	Oklahoma City	OK	Specialty	1,995	179	467	September	100%	N/A
7	Addenbrooke Classical Academy	Lakewood	CO	Office	11,500	(227)	314	September	100%	168.71
8-10	SM Ascott LLC, Tribeca Ascott LLC, and AL-Stone Ground Tenant LLC	New York	NY	Land	338,200	34,773	15,484	September	100%	N/A

10	TOTAL PROPERTY DISPOSITIONS				$409,101	$33,880	$19,181

Footnotes

(1)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	2Q 2016 annualized.
(3)	Lexington had a 25% equity interest as of September 30, 2016. Lexington is providing construction financing up to $56.7 million to the joint venture of which $43.1 million has been funded as of September 30, 2016. Lease contains annual CPI increases.

(4)	Conveyed to lender in a foreclosure sale. Lender has made a claim under a related non-recourse carveout guaranty. See periodic filings with the Securities and Exchange Commission for more information.

LEXINGTON REALTY TRUST

2016 Third Quarter Build-to-Suit Projects

BUILD-TO-SUIT PROJECTED CONSTRUCTION FUNDING SCHEDULE (1)

	Location		Sq. Ft	Asset Type	Lease Term (Years)	Maximum Commitment/ Estimated Completion Cost ($000)	Investment balance as of 9/30/16 ($000)	Estimated Cash Investment Next 12 Months ($000)				Estimated Completion/ Acquisition Date	Estimated Initial GAAP Yield (4)	Estimated Initial Cash Yield (4)
								Q4 2016	Q1 2017	Q2 2017	Q3 2017
1	Lake Jackson (2)	TX	664,000	Office	20	$166,164	$101,203	$-	$-	$-	$-	4Q 16 / 1Q 17	8.9%	7.3%
2	Charlotte	NC	201,000	Office	15	62,445	32,613	12,563	12,563	4,188	-	1Q 17	9.5%	8.3%
3	Opelika	AL	165,000	Industrial	25	37,000	3,760	12,327	12,327	8,218	-	2Q 17	9.0%	7.1%

3	TOTAL BUILD-TO-SUIT PROJECTS (3)					$265,609	$137,576	$24,890	$24,890	$12,406	$-

Footnotes

(1)	Lexington can give no assurance that any of the build-to-suit projects or other potential investments that are under commitment or contract or in process will be completed or, if completed, will perform to Lexington's expectations.
(2)	In July 2016, Lexington obtained $197.2 million of non-recourse financing. The loan bears interest at a fixed rate of 4.04%.

The estimated remaining costs to fund the project of $71.6 million were escrowed at closing, approximately $16.4 million of which were used during 3Q 2016 to fund project costs.

(3)	Investment balance in accordance with GAAP included in investment in real estate under construction.

Aggregate equity invested is $142.4 million.

(4)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

2016 Third Quarter Financing Summary

DEBT RETIRED

Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date

Consolidated Mortgage Debt:
Plymouth, IN	Bay Valley Foods, LLC	Industrial	$5,723	6.315%	09/2016
Glenwillow, OH	Royal Appliance Mfg. Co.	Industrial	15,132	6.130%	09/2016
Bridgewater, NJ (1)	Vacant	Office	14,118	5.732%	N/A
Farmers Branch, TX	International Business Machines Corporation	Office	18,363	5.939%	07/2016
Bremerton, WA (2)	Vacant	Office	5,479	6.090%	N/A
New York, NY (3)	SM Ascott LLC, Tribeca Ascott LLC and AL-Stone Ground Tenant LLC	Land	213,075	4.660%	01/2027
			$271,890

CORPORATE LEVEL DEBT

Quarterly Activity, Net ($000)
Revolving Credit Facility	$123,000 satisfaction
6.00% Convertible Guaranteed Notes	$11,900 satisfaction (converted for 1,892,269 common shares)

NEW PROPERTY-LEVEL FINANCING

Location	Tenant	Property Type	Face ($000)	Fixed Rate	Maturity Date
Lake Jackson, TX (4)	The Dow Chemical Company	BTS - Office	$197,150	4.040%	10/2036

Footnotes:

(1) Conveyed to lender in a foreclosure sale. Lender has made a claim under a related non-recourse carveout guaranty. See periodic filings with the Securities and Exchange Commission for more information.

(2) Mortgage in default prior to the sale of the property.

(3) Assumed by the buyer in connection with the sale of the properties.

(4) The estimated costs to complete the project were escrowed at closing.

LEXINGTON REALTY TRUST

2016 Third Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(3)	Prior Cash Rent Per Annum ($000)(3)

	Office / Multi-Tenant Office
1-3	Various	Honolulu	HI	2016	2017	5,323	$141	$133	$141	$133

3	Total office lease extensions					5,323	$141	$133	$141	$133

	Industrial / Multi-Tenant Industrial
1	Owens Corning Insulating Systems, LLC	Hebron	OH	05/2017	12/2019	250,410	$567	$561	$567	$561
2	Owens Corning Insulating Systems, LLC	Hebron	OH	05/2017	12/2019	400,522	907	898	907	898

2	Total industrial lease extensions					650,932	$1,474	$1,459	$1,474	$1,459
				`
5	TOTAL EXTENDED LEASES					656,255	$1,615	$1,592	$1,615	$1,592

NEW LEASES

	Tenant	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(3)
	Office/Multi-Tenant Office
1	DMC Insurance Inc.	Indianapolis	IN	02/2018	3,764	70	70
2-4	Various	Honolulu	HI	2016-2017	4,679	61	61

4	Total office new leases				8,443	$131	$131

	Industrial/Multi-Tenant Industrial
1	Hollingsworth Logistics Group, LLC	Temperance	MI	11/2021	290,000	$928	$870

1	Total industrial new lease				290,000	$928	$870

5	TOTAL NEW LEASES				298,443	$1,059	$1,001

10	TOTAL NEW AND EXTENDED LEASES				954,698	$2,674	$2,616

LEXINGTON REALTY TRUST

2016 Third Quarter Leasing Summary (Continued)

LEASE NON-RENEWALS (2)

	Tenant	Location		Lease Expiration Date	Sq. Ft.	YTD 6/30/2016 GAAP Rent ($000)	YTD 6/30/2016 Cash Rent ($000)(3)
	Office
1	Hagemeyer North America, Inc.	Charleston	SC	07/2016	29,652	$592	$258
2	Michelin North America, Inc.	Temperance	MI	07/2016	744,570	1,143	1,143

2	TOTAL LEASE NON-RENEWALS				774,222	$1,735	$1,401

Footnotes

(1)	Assumes twelve months rent from the later of 10/1/16 or lease commencement/extension, excluding free rent periods as applicable.
(2)	Excludes multi-tenant properties.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Other Revenue Data

9/30/2016

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Nine months ended
	9/30/16 (1)	9/30/16 Percentage	9/30/15 Percentage (5)
Office	$144,055	55.1%	50.2%
Industrial	98,073	37.5%	29.6%
Multi-tenant	10,125	3.9%	3.3%
Other	9,074	3.5%	16.9%
	$261,327	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Nine months ended
	9/30/16 (1)	9/30/16 Percentage	9/30/15 Percentage
Investment Grade	$100,636	38.5%	35.0%
Non-Investment Grade	44,346	17.0%	15.0%
Unrated	116,345	44.5%	50.0%
	$261,327	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 9/30/16	As of 9/30/15
	8.6 years	8.7 years	(3)

Rent Estimates for Current Assets

Year	GAAP (4)	Cash (4)	Projected Straight-line / GAAP Rent Adjustments
2016 - remaining	$86,854	$81,716	$(5,138)
2017	$333,773	$320,600	$(13,173)

Footnotes

(1)	Nine months ended 9/30/2016 GAAP rent recognized for consolidated properties owned as of 9/30/2016.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Adjusted to reflect NY land leases to first purchase option date.
(4)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 9/30/2016, and (3) no properties are sold or acquired after 9/30/2016.
(5)	Houston, TX (Industrial Terminals Management L.L.C. and Missouri City, TX (Vulcan Construction Materials, LP) reclassed to industrial.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

9/30/2016

($000)

Same-Store NOI (1)

	Nine months ended September 30,
	2016	2015
Total Cash Rent	$211,336	$214,884
Tenant Reimbursements	19,282	19,976
Property Operating Expenses	(29,295)	(32,263)
Same-Store NOI	$201,323	$202,597

Change in Same-Store NOI	(0.6)%

Same-Store Percent Leased (2)	As of 9/30/16	As of 9/30/15
	95.0%	96.8%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired/expanded and sold in 2016 and 2015 and properties subject to secured mortgage loans in default at September 30, 2016. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

(2)	Excludes properties acquired or sold in 2016 and 2015 and properties subject to secured mortgage loans in default as of 9/30/2016.
(3)	Based on nine months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of September 30, 2016. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST
Portfolio Detail By Asset Class
9/30/2016
($000, except square footage)

Asset Class	YE 2013	YE 2014	YE 2015	3Q 2016

Office
% of ABR (1)	61.3%	51.4%	50.1%	55.1%
LTL (5)	26.8%	31.8%	23.4%	27.9%
STL (6)	73.2%	68.2%	76.6%	72.1%
Leased	99.0%	98.6%	99.6%	99.6%
Wtd. Avg. Lease Term (2)	7.2	7.4	7.2	7.0
Mortgage Debt	$692,460	$426,635	$329,696	$308,125
% Investment Grade (1)	57.2%	53.7%	48.7%	48.8%
Square Feet	15,316,875	13,264,134	12,847,877	11,621,528

Industrial (7)
% of ABR (1)	25.2%	25.2%	30.2%	37.5%
LTL (5)	40.3%	47.9%	47.4%	53.6%
STL (6)	59.7%	52.1%	52.6%	46.4%
Leased	99.8%	99.7%	99.6%	99.9%
Wtd. Avg. Lease Term (2)	8.4	8.8	10.1	10.6
Mortgage Debt	$206,209	$177,951	$292,293	$242,343
% Investment Grade (1)	31.4%	26.6%	27.9%	27.8%
Square Feet	21,606,443	22,745,140	25,693,585	26,518,987

Multi-Tenant
% of ABR (1)	7.9%	8.7%	3.0%	3.9%
Leased	66.4%	53.9%	44.1%	40.4%
Wtd. Avg. Lease Term (2)	7.0	6.9	3.4	3.2
Mortgage Debt	$71,754	$116,763	$14,118	$14,578
% Investment Grade (1)	34.5%	19.3%	36.9%	14.0%
Square Feet	2,259,189	2,414,889	2,301,864	3,302,936

Other
% of ABR (1)	5.6%	14.7%	16.7%	3.5%
LTL (5)	61.2%	86.8%	88.0%	42.7%
STL (6)	38.8%	13.2%	12.0%	57.3%
Leased	98.5%	94.3%	98.0%	100.0%
Wtd. Avg. Lease Term (2)(3)	18.2	18.2	18.5	14.8
Mortgage Debt	$227,066	$226,645	$255,218	$2,849
% Investment Grade (1)	9.4%	4.5%	3.3%	17.8%
Square Feet	1,489,267	1,447,724	1,426,697	1,306,578

Loans Receivable	$99,443	$105,635	$95,871	$95,808
Construction in progress (4)	$78,656	$121,184	$103,954	$138,365

Footnotes

(1) Percentage of GAAP rent.

(2) Cash basis.

(3) Cash basis adjusted to reflect NY land leases to the first purchase option date.

(4) Includes development classified as real estate under construction on a consolidated basis.

(5) Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.

(6) Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

(7) Houston, TX (Industrial Terminals Management, L.L.C.) and Missouri City, TX (Vulcan Construction Materials, LP) reclassed to industrial.

LEXINGTON REALTY TRUST

Portfolio Composition

9/30/2016

Footnotes

(1) Based on gross book value of real estate assets, real estate under construction, and loans receivable as of 9/30/2016.

(2) Based on nine months GAAP rent as of 9/30/2016.

LEXINGTON REALTY TRUST

Components of Net Asset Value

9/30/2016

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties nine month net operating income (NOI) (1)
Office	$128,583
Industrial	89,561
Multi-Tenant	2,413
Other	6,538
Total Net Operating Income	$227,095

Lexington's share of non-consolidated nine month NOI (1)
Office	$800
Other	896
$1,696
Other income
Advisory fees	$630

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets less than 70% leased	$99,025
Wholly-owned assets acquired in 2016	$132,315
Non-consolidated asset completed in 2016	$50,825

Add other assets:
Assets held for sale	$29,819
Loans receivable	95,808
Development investment at cost incurred	143,143
Cash and cash equivalents	117,791
Restricted cash	42,387
Accounts receivable, net	8,875
Other assets	39,092
Total other assets	$476,915

Liabilities:
Corporate level debt (face amount)	$1,134,120
Mortgages and notes payable (face amount)	765,045
Liabilities held for sale	2,220
Dividends payable	47,944
Accounts payable, accrued expenses and other liabilities	59,860
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	8,502
Total deductions	$2,114,461

Common shares & OP units at 9/30/2016	240,897,554

Footnotes

(1)	NOI for the existing property portfolio at September 30, 2016, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2016. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, the Company's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Top Markets

9/30/2016

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 9/30/16 (1)
1	Houston-Sugar Land-Baytown, TX	8.0%
2	Dallas-Fort Worth-Arlington, TX	7.0%
3	Memphis, TN-MS-AR	4.8%
4	Kansas City, MO-KS	4.3%
5	Phoenix-Mesa-Scottsdale, AZ	4.3%
6	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.9%
7	Kennewick-Pasco-Richland, WA	3.8%
8	Richmond, VA	3.4%
9	Detroit-Warren-Livonia, MI	3.1%
10	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.5%
11	Denver-Aurora, CO	2.4%
12	Indianapolis-Carmel, IN	2.4%
13	Columbus, OH	2.1%
14	Las Vegas-Paradise, NV	2.0%
15	San Jose-Sunnyvale-Santa Clara, CA	1.9%
16	Charlotte-Gastonia-Rock Hill, NC-SC	1.9%
17	Jackson, MS	1.8%
18	Chicago-Naperville-Joliet, IL-IN-WI	1.8%
19	Orlando-Kissimmee, FL	1.6%
20	Atlanta-Sandy Springs-Marietta, GA	1.6%
	Total Top Markets (3)	64.3%

Footnotes

(1)	Nine months ended 9/30/2016 GAAP rent recognized for consolidated properties owned as of 9/30/2016.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

9/30/2016

Footnotes

(1)	Nine months ended 9/30/2016 GAAP rent recognized for consolidated single-tenant office properties owned as of 9/30/2016.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)

9/30/2016

Footnotes

(1)	Nine months ended 9/30/2016 GAAP rent recognized for consolidated properties owned as of 9/30/2016.

LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

9/30/2016

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 9/30/2016 ($000) (1)	Percent of GAAP Rent as of 9/30/2016 ($000) (1) (2)
Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	1	456,412	1.1%	$9,850	3.8%
FedEx Corporation / Federal Express Corporation	2	661,616	1.5%	9,111	3.5%
United States of America	3	398,214	0.9%	8,210	3.1%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	7	2,053,359	4.8%	7,456	2.9%
Nissan North America, Inc.	2	1,691,049	4.0%	7,219	2.8%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.1%	5,748	2.2%
McGuireWoods LLP	1	224,537	0.5%	5,388	2.1%
Morgan, Lewis & Bockius LLP	1	289,432	0.7%	5,283	2.0%
Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	1	132,449	0.3%	5,080	1.9%
Xerox Corporation	1	202,000	0.5%	4,981	1.9%
	21	6,585,191	15.4%	$68,326	26.1%

Footnotes

(1) Nine months ended 9/30/2016 GAAP rent recognized for consolidated properties owned as of 9/30/2016.

(2) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

9/30/2016

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2016	Percent of GAAP Rent as of 9/30/2016	Percent of GAAP Rent as of 9/30/2015
2016 - remaining	2	$965	0.4%	0.4%
2017	12	17,531	7.0%	6.6%
2018	31	17,871	7.2%	6.7%
2019	23	23,431	9.4%	8.1%
2020	15	16,937	6.8%	6.5%
2021	11	17,000	6.8%	6.2%
2022	5	7,448	3.0%	3.5%
2023	6	8,782	3.5%	3.6%
2024	9	10,267	4.1%	3.9%
2025	19	24,469	9.8%	9.2%
Thereafter	67	104,442	41.9%	41.1%

Total (1)	200	$249,143	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties and parking operations.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Properties GAAP Basis

9/30/2016

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2016	Percent of GAAP Rent as of 9/30/2016
2016 - remaining	20	$1,254	0.5%
2017	26	17,868	7.0%
2018	44	19,592	7.7%
2019	27	24,656	9.6%
2020	16	17,006	6.7%
2021	18	19,470	7.6%
2022	5	7,448	2.9%
2023	6	8,782	3.4%
2024	9	10,267	4.0%
2025	20	24,777	9.7%
Thereafter	67	104,442	40.9%

Total (1)	258	$255,562	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2016	10/31/2016	104 & 110 South Front St.	Memphis	TN	—	Hnedak Bobo Group, Inc.	37,229	376	389	3,502	01/2017
2017	1/31/2017	10300 Kincaid Dr.	Fishers	IN	16	Roche Diagnostics Operations, Inc.	193,000	4,122	2,678	-	-
		1311 Broadfield Blvd.	Houston	TX	5	Transocean Offshore Deepwater Drilling, Inc. (Transocean Sedco Forex, Inc.)	155,040	4,363	1,977	-	-
	3/31/2017	1701 Market St.	Philadelphia	PA	—	Car-Tel Communications, Inc.	1,220	42	42	-	-
	9/30/2017	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics, Inc.	128,500	2,274	2,092	-	-
	10/31/2017	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless PCS, LLC	70,100	794	809	-	-
		5201 West Barraque St.	Pine Bluff	AR	—	Entergy Services, Inc.	27,189	240	291	-	-
	11/30/2017	6200 Northwest Pkwy.	San Antonio	TX	—	United HealthCare Services, Inc. / PacifiCare Healthsystems, LLC	142,500	1,400	1,506	-	-
	12/1/2017	800 East Canal St.	Richmond	VA	—	CRG-Richmond Tenant, LLC	51,450	409	409	-	-
2018	1/31/2018	820 Gears Rd.	Houston	TX	—	Ricoh Americas Corporation	78,895	866	825	-	-
	2/28/2018	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance Inc.	3,764	9	9	-	-
		850-950 Warrenville Rd.	Lisle	IL	—	Flexible Steel Lacing Company, d/b/a Flexco, Inc.	7,535	107	107	-	-
	5/30/2018	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	2,552	2,761	-	-
	5/31/2018	8900 Freeport Pkwy.	Irving	TX	—	Pacific Union Financial, LLC.	43,396	588	673	-	-
	6/30/2018	100 Barnes Rd.	Wallingford	CT	—	3M Company	44,400	380	386	-	-
		420 Riverport Rd.	Kingsport	TN	—	Kingsport Power Company	42,770	96	233	-	-
	8/31/2018	2706 Media Center Dr.	Los Angeles	CA	—	Sony Electronics Inc.	20,203	137	137	-	-
		3500 North Loop Rd.	McDonough	GA	—	Litton Loan Servicing LP	62,218	715	1,000	-	-
	9/30/2018	1701 Market St.	Philadelphia	PA	—	CBC Restaurant Corp.	8,070	158	168	-	-
	10/31/2018	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls Incorporated	94,841	445	445	-	-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	320,198	3,936	3,912	33,667	05/2019
2019	1/31/2019	2999 Southwest 6th St.	Redmond	OR	—	VoiceStream PCS I, LLC / T-Mobile West Corporation (T-Mobile USA, Inc.)	77,484	1,101	1,327	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	155,925	1,812	1,812	16,047	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express Corporation	521,286	5,260	5,261	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	VoiceStream PCS Holding, LLC / T-Mobile PCS Holdings, LLC (T-Mobile USA, Inc.)	77,484	829	1,074	8,994	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	—	Honeywell International Inc.	252,300	1,426	1,431	-	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins Inc.	390,100	3,405	3,571	17,743	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley & Sons, Inc.	123,416	1,701	1,712	-	-
		9601 Renner Blvd.	Lenexa	KS	—	VoiceStream PCS II Corporation (T-Mobile USA, Inc.)	77,484	857	1,093	9,159	12/2019
	12/31/2019	400 Butler Farm Rd.	Hampton	VA	—	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company)	100,632	754	759	-	-
		850-950 Warrenville Rd.	Lisle	IL	4	National-Louis University / James J. Benes & Associates, Inc.	91,879	1,174	1,190	9,377	N/A
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Canon Solutions America, Inc. (Oce - USA Holding, Inc.)	143,290	1,683	1,846	19,433	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	AdvancePCS, Inc. / CaremarkPCS, L.L.C.	59,748	580	565	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	VoiceStream PCS II Corporation / T-Mobile West Corporation	75,016	742	709	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Orange Business Services U.S., Inc. (Equant N.V.)	132,617	1,247	1,329	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	Omnipoint Holdings, Inc. (T-Mobile USA, Inc.)	78,610	860	1,085	8,665	10/2020
	9/30/2020	600 Business Center Dr.	Lake Mary	FL	—	JPMorgan Chase Bank, National Association	125,155	1,318	1,251	-	-
		9200 South Park Center Loop	Orlando	FL	—	Zenith Education Group, Inc. (ECMC Group, Inc.)	59,927	852	858	9,360	02/2017
		550 International Parkway	Lake Mary	FL	—	JPMorgan Chase Bank, National Association	125,920	1,322	1,259	-	-
	10/31/2020	12209 West Markham St.	Little Rock	AR	—	Entergy Arkansas, Inc.	36,311	178	178	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan, Lewis & Bockius LLP	289,432	3,224	3,269	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	New Jersey Natural Gas Company	157,511	2,830	2,830	14,816	01/2021
		2050 Roanoke Rd.	Westlake	TX	11, 18	Charles Schwab & Co, Inc.	130,199	1,715	498	-	-
	8/31/2021	333 Three D Systems Cir.	Rock Hill	SC	—	3D Systems Corporation	80,028	516	505	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE SimuFlite, Inc. (CAE INC.)	123,734	1,745	1,898	13,343	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power, Inc.	99,057	1,638	1,692	-	-
2022	6/30/2022	8555 South River Pkwy.	Tempe	AZ	—	Versum Materials US, LLC	95,133	1,302	1,225	-	-
	7/31/2022	1440 E 15th Street	Tucson	AZ	—	CoxCom, LLC	28,591	420	420	-	-
	11/30/2022	4201 Marsh Ln.	Carrollton	TX	—	Carlson Restaurants Inc. (Carlson, Inc.)	130,000	1,399	1,620	-	-
	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	CEC Educational Services, LLC (Career Education Corporation)	317,198	3,322	3,299	-	-
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software, Inc.	20,000	205	165	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	—	Nissan Motor Acceptance Corporation (Nissan North America, Inc.)	225,049	2,569	2,739	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox Corporation	202,000	4,981	5,303	44,611	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000, Inc.	32,000	430	415	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,083	1,464	1,380	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,218	1,519	1,381	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	RGN-Indianapolis I, LLC	14,236	220	220	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power, Inc.	84,404	941	858	-	-
	12/31/2024	12000 & 12025 Tech Center Dr.	Livonia	MI	—	Kelsey-Hayes Company (TRW Automotive Inc.)	180,230	1,268	1,204	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Aerostructures, LLC (Triumph Group, Inc.)	111,409	1,216	1,256	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU Energy Retail Company, LLC (Texas Competitive Electric Holdings Company, LLC)	247,254	2,103	2,260	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Cyient, Inc. (Infotech Enterprise Limited)	13,590	148	153	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Information Solutions, Inc. / TRW, Inc.(Experian Holdings, Inc.)	292,700	2,225	2,305	-	-
	3/31/2025	2706 Media Center Dr.	Los Angeles	CA	—	Bank of America, National Association	62,323	683	673	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial Credit Union	2,641	180	180	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power Company	111,911	1,066	995	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger Holdings Corp.	554,385	4,529	3,950	-	-
	11/30/2025	11707 Miracle Hills Dr.	Omaha	NE	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	85,200	875	875	-	-
	12/31/2025	2005 East Technology Cir.	Tempe	AZ	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	60,000	846	846	-	-
		4001 International Pkwy.	Carrollton	TX	—	Motel 6 Operating, LP	138,443	1,669	1,597	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	InVentiv Communications, Inc.	97,000	830	560	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	—	Richmond Belly Ventures, LLC (David Duke, Lauren Duke, Terrence Kee, Cara Kee and John Bokel)	2,568	32	32	-	-
	6/30/2026	10419 North 30th St.	Tampa	FL	—	Time Customer Service, Inc. / Time Incorporated	132,981	605	964	-	-
	8/31/2026	2211 South 47th St.	Phoenix	AZ	7	Avnet, Inc.	176,402	2,004	1,652	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	AMZN WVCS LLC (Amazon.com, Inc.)	68,693	951	817	6,500	02/2017
	12/29/2026	5500 New Albany Rd.	Columbus	OH	—	Evans, Mechwart, Hambleton & Tilton, Inc.	104,807	1,303	1,234	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar Holdings LLC	1,975	-	-	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	—	Global Healthcare Exchange, Inc. (Global Healthcare Exchange, LLC)	86,877	967	890	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim Vetmedica, Inc. (Boehringer Ingelheim USA Corporation)	98,849	1,495	1,376	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants, Inc.	42,290	473	445	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health, Inc.	150,000	1,876	1,527	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	4,574	3,262	35,408	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute / Educational Policy Improvement Center	80,011	1,564	1,295	-	-
	12/31/2027	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health System, Inc.	92,326	895	987	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto Corporation	166,912	2,883	2,676	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power Company	282,000	3,190	2,317	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia USA Holdings, Inc.	278,000	2,660	2,365	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods LLP	224,537	5,388	4,884	57,500	02/2031

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
	9/30/2030	800 East Canal St.	Richmond	VA	—	CCA Industries, Inc. (The Riverstone Group, LLC),	25,707	520	493	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	1,084	567	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	—	Towne Bank	26,047	661	407	-	-
2032	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Encana Oil and Gas (USA) Inc. (Alenco Inc.)	49,024	963	821	-	-
	12/31/2032	3030 North 3rd St.	Phoenix	AZ	—	CopperPoint Mutual Insurance Company	252,400	3,792	3,103	-	-
2033	11/30/2033	1331 Capitol Ave.	Omaha	NE	—	The Gavilon Group, LLC	127,810	2,483	2,161	-	-
	12/31/2033	3000 Busch Lake Blvd.	Tampa	FL	—	BluePearl Holdings, LLC	17,000	378	378	-	-
		2910 Busch Lake Blvd.	Tampa	FL	—	BluePearl Holdings, LLC	2,500	42	42	-	-
		2950 Busch Lake Blvd.	Tampa	FL	—	BluePearl Holdings, LLC	8,000	119	119	-	-
		19311 SH 249	Houston	TX	—	BluePearl Holdings, LLC	12,622	169	169	-	-
2039	3/31/2039	854 Paragon Way	Rock Hill	SC	13	Physicians Choice Laboratory Services, LLC	104,497	1,429	1,456	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	—	The City of Richmond, Virginia	-	308	308	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	2,059	2,059	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.6% Leased	11,621,528	$144,055	$134,536	$308,125

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2016	12/31/2016	2935 Van Vactor Dr.	Plymouth	IN	9	Bay Valley Foods, LLC	300,500	589	620	-	-
2017	4/30/2017	3600 Army Post Rd.	Des Moines	IA	—	HP Enterprise Services, LLC	405,000	1,539	1,997	-	-
	9/30/2017	250 Swathmore Ave.	High Point	NC	—	Steelcase Inc.	244,851	815	857	-	-
	12/31/2017	2203 Sherrill Dr.	Statesville	NC	—	Ozburn-Hessey Logistics, LLC (OHH Acquisition Corporation)	639,800	1,437	1,555	-	-
2018	6/30/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples, Inc.	196,946	645	640	-	-
		1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics, Inc.	772,450	1,007	1,010	-	-
	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium Auto Exteriors, LLC	221,833	769	769	-	-
		904 Industrial Rd.	Marshall	MI	—	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	246,508	523	631	-	-
	12/31/2018	120 Southeast Pkwy. Dr.	Franklin	TN	—	Essex Group, Inc. (United Technologies Corporation)	289,330	551	551	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Distribution Company and Jacobson Transportation Company, Inc.)	150,000	353	394	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA S/D, Inc. (L’Oreal USA, Inc.)	649,250	1,958	2,113	17,388	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	250,410	419	419	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	400,522	670	670	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin North America, Inc.	595,346	1,056	1,045	-	-
		3686 South Central Ave.	Rockford	IL	—	Pierce Packaging Co.	93,000	230	230	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin North America, Inc.	1,164,000	2,540	2,540	-	-
	3/31/2020	2425 Hwy. 77 North	Waxahachie	TX	—	James Hardie Building Products, Inc. (James Hardie NV & James Hardie Industries NV)	335,610	2,550	2,550	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Group Automotive Systems, LLC (TI Automotive Ltd.)	133,221	714	900	7,408	12/2020
	6/30/2020	3102 Queen Palm Dr.	Tampa	FL	—	Time Customer Service, Inc. (Time Incorporated)	229,605	926	971	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com, Inc.	107,400	306	329	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	443,380	1,119	897	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co. / Walgreen Eastern Co.	205,016	589	381	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz Foods Company	344,700	1,057	998	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro L.P. (Ingram Micro Inc.)	701,819	1,359	1,269	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana Commercial Vehicle Products, LLC (Dana Holding Corporation and Dana Limited)	150,945	1,310	1,520	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing Corporation	423,280	1,017	1,045	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	The Tire Rack, Inc.	257,849	1,005	957	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Aftermarket Inc. (MAHLE Industries, Incorporated)	268,104	679	667	-	-
	12/31/2023	1601 Pratt Ave.	Marshall	MI	—	Autocam Corporation	58,707	231	231	-	-
2024	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies Corporation	993,685	1,352	1,475	3,777	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	The Boeing Company	124,539	1,977	1,906	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive Operations USA I, LLC / Tower Automotive Products Inc. (Tower Automotive, Inc.)	290,133	1,096	1,034	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana Light Axle Products, LLC (Dana Holding Corporation and Dana Limited)	336,350	1,009	1,009	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	424,904	1,266	1,266	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	211,598	906	906	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	167,770	403	403	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	539,592	2,129	2,129	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Stone Products LLC (Boral Limited)	420,597	1,258	1,703	8,172	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance Mfg. Co.	458,000	1,546	1,576	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning Roofing and Asphalt, LLC	18,620	412	412	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg Americas, Inc. (Heidelberger Druckmaschinen AG) / Goss International Americas, Inc. (Goss International Corporation)	500,500	1,903	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei North America, Inc.	310,000	965	896	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	The Kitchen Collection, Inc.	475,218	869	821	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana Commercial Vehicle Products, LLC	222,200	433	433	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey Glass Inc. (Libbey Inc.)	646,000	1,624	1,602	19,000	07/2017
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Northtec LLC (The Estée Lauder Companies Inc.)	241,977	860	834	-	-
		736 Addison Rd.	Erwin	NY	—	Corning Property Management Corporation	408,000	925	1,001	7,559	10/2018

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2027	2/28/2027	3456 Meyers Ave.	Memphis	TN	—	Sears, Roebuck and Co. / Sears Logistics Services	780,000	1,271	1,194	-	-
		1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics, Inc.	74,739	-	-	-	-
		554 Nissan Pkwy.	Canton	MS	—	Nissan North America, Inc.	1,466,000	4,650	4,326	-	-
	4/30/2027	2424 Alpine Rd.	Eau Claire	WI	20	Silver Spring Foods, Inc. (Huntsinger Farms, Inc.)	159,000	752	802	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	The Hillman Group, Inc.	264,598	610	586	-	-
2028	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx Ground Package System, Inc. (FedEx Corporation)	140,330	3,851	3,578	47,038	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	11, 19	United States Cold Storage, Inc	296,972	1,649	1,060	22,001	11/2017
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	International Automotive Components Group North America, Inc.	276,782	1,305	1,197	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics America Corporation (Asics Corporation)	855,878	3,271	2,928	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander Sleep Products, LLC (Hollander Home Fashions Holdings)	208,000	697	631	-	-
2031	5/31/2031	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper Corporation	673,518	1,950	1,753	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan Construction Materials, LP (Vulcan Materials Company)	-	1,592	1,407	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Foods of Oregon Inc.	508,277	7	7	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas and Co., Inc.	180,235	1,917	1,637	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Bell Sports, Inc. (Vista Outdoor Inc.)	813,126	3,134	2,658	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Curtis Kelly, Inc. (Spitzer Industries, Inc.)	187,800	1,826	1,523	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Orizon Industries, Inc. (Spitzer Industries, Inc.)	262,095	1,433	1,195	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's LLC	164,007	1,573	1,399	-	-
	8/31/2035	2800 Polar Way	Richland	WA	21	Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	456,412	9,850	8,112	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	—	FCA US LLC (f/k/a Chrysler Group LLC)	190,003	1,623	1,623	-	-
2036	6/30/2036	100 Ryobi Drive	Anderson	SC	—	One World Technologies, Inc. (Techtronic Industries Co. Ltd.)	1,327,022	1,136	935	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	132,449	5,080	4,180	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	26,518,987	$98,073	$93,372	$242,343

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	Percentage Leased	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
MULTI-TENANT PROPERTIES (8,14)
		11511 Luna Rd.	Farmers Branch	TX	11	International Business Machines Corporation	180,507	37%	1,503	1,239	-	-
		1200 Jupiter Rd.	Garland	TX	11	Available for lease	278,759	0%	677	628	-	-
		13430 North Black Canyon Fwy.	Phoenix	AZ	—	Multi-Tenant	138,940	92%	1,738	1,741	-	-
		1460 Tobias Gadson Blvd.	Charleston	SC	11	Hagemeyer North America, Inc.	50,076	41%	1,129	540	7,115	02/2021
		1600 Eberhardt Rd.	Temple	TX	4	Nextel of Texas, Inc. (Nextel Finance Company)	108,800	50%	660	672	7,463	N/A
		2210 Enterprise Dr.	Florence	SC	11	Caliber Funding, LLC	176,557	21%	528	568	-	-
		26555 Northwestern Pkwy.	Southfield	MI	—	Available for lease	359,645	0%	-	-	-	-
		275 Technology Dr.	Canonsburg	PA	7	Available for lease	107,872	0%	-	-	-	-
		33 Commercial St. A	Foxborough	MA	—	Available for lease	84,441	0%	-	-	-	-
		3165 McKelvey Rd.	Bridgeton	MO	—	BJC Health System	51,067	50%	302	325	-	-
		6050 Dana Way	Antioch	TN	—	Multi-Tenant	674,528	98%	1,706	1,670	-	-
		700 Oakmont Ln.	Westmont	IL	—	Available for lease	269,715	0%	-	-	-	-
		7111 Crabb Rd.	Temperance	MI	11	Hollingsworth Logistics Group LLC	744,570	39%	1,333	1,333	-	-
		King St./1042 Fort St. Mall	Honolulu	HI	—	Multi-Tenant	77,459	68%	549	549	-	-
MULTI-TENANT TOTAL/WEIGHTED AVERAGE						40.4% Leased	3,302,936		$10,125	$9,265	$14,578

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2016

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2016 ($000) (3)	Cash Rent as of 9/30/2016 ($000) (2)	9/30/2016 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
2017	6/30/2017	1600 East 23rd St.	Chattanooga	TN	—	BI-LO, LLC	42,130	96	96	-	-
2018	2/26/2018	4831 Whipple Ave., NW	Canton	OH	—	Best Buy Co., Inc.	46,350	349	349	-	-
	2/28/2018	291 Talbert Blvd.	Lexington	NC	—	Food Lion, LLC / Delhaize America, Inc.	23,000	104	104	-	-
		2411 West Beverly St.	Staunton	VA	—	Food Lion, LLC / Delhaize America, Inc.	23,000	124	124	-	-
	7/1/2018	1053 Mineral Springs Rd.	Paris	TN	—	The Kroger Co.	31,170	126	119	-	-
	9/30/2018	835 Julian Ave.	Thomasville	NC	—	Mighty Dollar, LLC	23,767	60	60	-	-
	10/31/2018	130 Midland Ave.	Port Chester	NY	—	St Anthony Supermarket Corp. (Anthony Pena, Marina Pena, Anthony Corona and Robert Corona)	59,613	731	344	-	-
		5104 North Franklin Rd.	Lawrence	IN	—	Marsh Supermarkets, Inc. / Marsh Supermarkets, LLC	28,721	145	145	-	-
	12/31/2018	1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart Corporation (Sears, Roebuck and Co.)	94,970	247	122	307	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	—	Kmart Corporation (Sears, Roebuck and Co.)	107,210	563	139	348	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart Corporation (Sears, Roebuck and Co.)	120,727	361	205	514	07/2018
		255 Northgate Dr.	Manteca	CA	—	Kmart Corporation (Sears, Roebuck and Co.)	107,489	416	218	546	07/2018
		5350 Leavitt Rd.	Lorain	OH	—	Kmart Corporation (Sears, Roebuck and Co.)	193,193	548	309	773	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart Corporation (Sears, Roebuck and Co.)	90,933	260	144	361	07/2018
2019	3/31/2019	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Associated Wholesale Grocers, Inc. / Safeway, Inc.	30,757	142	139	-	-
	12/31/2019	1066 Main St.	Forest Park	GA	—	Bank of America, N.A. (Bank of America Corporation)	14,859	150	150	-	-
		1698 Mountain Industrial Blvd.	Stone Mountain	GA	—	Bank of America, N.A. (Bank of America Corporation)	5,704	71	71	-	-
		201 West Main St.	Cumming	GA	—	Bank of America, N.A. (Bank of America Corporation)	14,208	149	149	-	-
		2223 North Druid Hills Rd.	Atlanta	GA	—	Bank of America, N.A. (Bank of America Corporation)	6,260	84	84	-	-
		4545 Chamblee – Dunwoody Rd.	Dunwoody	GA	—	Bank of America, N.A. (Bank of America Corporation)	4,565	66	66	-	-
		825 Southway Dr.	Jonesboro	GA	—	Bank of America, N.A. (Bank of America Corporation)	4,894	58	58	-	-
		956 Ponce de Leon Ave.	Atlanta	GA	—	Bank of America, N.A. (Bank of America Corporation)	3,900	59	59	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	—	Food Lion, LLC / Delhaize America, Inc.	34,555	117	120	-	-
2026	5/31/2026	6910 South Memorial Hwy.	Tulsa	OK	—	Toys “R” Us, Inc. / Toys "R" Us-Delaware, Inc.	43,123	177	177	-	-
2028	8/31/2028	9803 Edmonds Way	Edmonds	WA	—	Puget Consumers Co-op d/b/a PCC Natural Markets	35,459	485	485	-	-
	11/30/2028	832 N. Westover Blvd .	Albany	GA	—	Gander Mountain Company	45,554	520	471	-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot USA, Inc.	-	162	195	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	—	HealthSouth Rehabilitation Hospital of South Jersey, LLC (HealthSouth Corporation)	39,287	846	846	-	-
2048	12/31/2048	30 Light St	Baltimore	MD	—	30 Charm City, LLC	-	224	224	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood LLC	31,180	1,431	965	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold LLC	-	203	203	-	-
OTHER TOTAL/WEIGHTED AVERAGE						100% Leased	1,306,578	$9,074	$6,940	$2,849

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						95.2% Leased (17)	42,750,029	$261,327	$244,113	$567,895

Footnotes

1	Square footage leased or available.
2	Nine months ended 9/30/2016 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Nine months ended 9/30/2016 GAAP rent.
4	Mortgage encumbering the property is in default.
5	Tenant terminated its lease effective 1/31/2017 for a cash payment of $3.5 million received in 2015.
6	Lexington has a 71.1% interest in this property.
7	Property sold subsequent to 9/30/2016.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	Subsequent to 9/30/2016, lease extended to 12/31/2018.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	On October 26, 2016, the tenant filed an assignment for the benefit of creditors under Florida law, and Lexington expects that the tenant will reject the lease.
14	The multi-tenanted properties incurred approximately $4.3 million in operating expenses, net for the nine months ended 9/30/2016.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant terminated its lease effective 1/31/2017 for a cash payment of $2.0 million received in July 2015 and an additional $2.0 million is due in 2017.
17	Consolidated portfolio is 95.3% leased, excluding properties owned subject to mortgages in default.
18	TD Auto Finance LLC lease terminated effective 2/29/2016 for a payment of $7.7 million, which was paid in April 2016. New lease with Charles Schwab & Co. Inc. commenced 3/1/2016.
19	Americold Logistics, LLC lease terminated effective 4/15/2016 for $1.0 million to be paid over an 18-month period. New lease with United States Cold Storage, Inc. commenced 4/16/2016.
20	Tenant exercised purchase option for $13.6 million. Property classified as held for sale.
21	ConAgra Foods, Inc. provides credit support.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	9/30/2016

Adjusted Company FFO Payout Ratio	59.2%

Unencumbered Assets (2)	$3.28 billion

Unencumbered NOI	74.2%

(Debt + Preferred) / Gross Assets	42.3%

Debt/Gross Assets	40.2%

Secured Debt / Gross Assets	16.2%

Net Debt / Adjusted EBITDA	5.3	x

(Net Debt + Preferred) / Adjusted EBITDA	5.6	x

Credit Facilities Availability (3)	$400.0 million

Development / Gross Assets	3.0%

Footnotes

(1) See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.

(2) Includes loans receivable.

(3) Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	9/30/2016
Bank Loans:

Maximum Leverage	< 60%	42.1%
Fixed Charge Coverage	> 1.5x	2.5x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	17.9%
Unsecured Debt Service Coverage	> 2.0x	5.0x
Unencumbered Leverage	< 60%	32.9%

Bonds:

Debt to Total Assets	< 60%	40.7%
Secured Debt to Total Assets	< 40%	16.4%
Debt Service Coverage	> 1.5x	4.0x
Unencumbered Assets to Unsecured Debt	> 150%	313.0%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
9/30/2016

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Mortgages with Balloons
Temple, TX	(b)	$7,463	6.090%	N/A	$-	$7,463
Lisle, IL	(b)	9,377	6.500%	N/A	-	9,377
Memphis, TN		3,502	5.710%	01/2017	86	3,484
Huntington, WV	(e)	6,500	4.150%	02/2017	113	6,500
Orlando, FL		9,360	5.722%	02/2017	278	9,309
Shreveport, LA		19,000	5.690%	07/2017	910	19,000
McDonough, GA		22,001	6.110%	11/2017	1,674	21,651
Erwin, NY		7,559	5.910%	10/2018	728	6,637
Overland Park, KS		33,667	5.891%	05/2019	2,657	31,812
Kansas City, MO		16,047	5.883%	05/2019	1,268	15,179
Columbus, IN		17,743	2.210%	07/2019	4,757	4,993
Meridian, ID		8,994	6.010%	08/2019	753	7,675
Streetsboro, OH		17,388	5.749%	09/2019	1,344	16,338
Lenexa, KS		9,159	6.270%	12/2019	774	7,770
Boca Raton, FL		19,433	6.470%	02/2020	1,542	18,414
Oakland, ME		8,665	5.930%	10/2020	750	7,660
Lavonia, GA		7,408	5.460%	12/2020	741	5,895
Charleston, SC		7,115	5.850%	02/2021	520	6,632
Whippany, NJ		13,343	6.298%	11/2021	1,344	10,400
Chester, SC		8,172	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Lenexa, KS		35,408	3.700%	11/2027	3,025	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Lake Jackson, TX		197,150	4.040%	10/2036	11,543	11,305
Subtotal/Wtg. Avg./Years Remaining (i)		$651,954	4.741%	10.5	$43,377	$390,524

Full Amortizing Mortgages
Lorain, OH		773	7.750%	07/2018	569	-
Manteca, CA		546	7.750%	07/2018	402	-
Watertown, NY		514	7.750%	07/2018	378	-
Fairlea, WV		361	7.750%	07/2018	265	-
San Diego, CA		348	7.750%	07/2018	256	-
Galesburg, IL		307	7.750%	07/2018	225	-
North Berwick, ME		3,777	3.560%	04/2019	1,532	-
Wall, NJ		14,816	6.250%	01/2021	3,774	-
Palo Alto, CA		44,611	3.970%	12/2023	7,059	-
Long Island City, NY		47,038	3.500%	03/2028	4,538	-

Subtotal/Wtg. Avg./Years Remaining (i)		$113,091	4.155%	8.3	$18,998	$-

Subtotal/Wtg. Avg./Years Remaining (i)		$765,045	4.654%	10.1	$62,375	$390,524

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
9/30/2016

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Term Loan	(g)	$250,000	2.192%	08/2020	$5,556	$250,000
Term Loan	(h)	255,000	2.523%	01/2021	6,523	255,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	6.804%	04/2037	8,785	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,134,120	3.732%	7.3	$42,489	$1,134,120
Total/Wtg. Avg./Years Remaining (i)	(j)	$1,899,165	4.103%	8.4	$104,864	$1,524,644

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity (or put dates) shown in years based on debt balance.
(b)	Loan is in default.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate fixed through 04/2017; thereafter, LIBOR plus 170 bps.
(e)	Loan satisfied subsequent to 9/30/16.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.09% through February 2018 via interest rate swap agreements.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	See reconciliations of non-GAAP measures in this document.

LEXINGTON REALTY TRUST

Non- Consolidated Investments: Mortgages & Notes Payable

9/30/2016

Joint Venture	Debt Balance ($000)	Interest Rate (%)	Maturity	Current Estimated Annual Debt Service ($000) (3)	Balloon Payment ($000)
Rehab Humble Lessee (1)	$14,150	4.700%	05/2017	$609	$13,982
Gan Palm Beach Lessee (2)	14,245	3.700%	03/2018	842	13,768
BP Lessee (1)	18,791	4.010%	11/2018	764	18,791
Total/Wtg. Avg. (1)/Years Remaining (2)	$47,186	4.123%	1.4	$2,215	$46,541

Footnotes

(1)	Lexington has a 15% equity interest in the joint venture.
(2)	Lexington has a 25% equity interest in the joint venture.
(3)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

9/30/2016

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2016 - remaining	$5,780	$16,840	$-
2017	30,039	59,944	-
2018	30,077	6,637	-
2019	26,681	83,767	-
2020	23,178	31,969	250,000
	$115,755	$199,157	$250,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST
Mortgage Loans Receivable
9/30/2016

Collateral
	City	State	Loan Balance ($000)(1)	Interest Rate	Maturity Date	Current Estimated Annual Debt Service ($000)(2)	Balloon Payment ($000)
Office	Oklahoma City (3)	OK	$8,501	11.50%	N/A	$-	$8,420
Retail	Various (4)	Various	780	8.00%	02/2021	219	-
	Various (4)	Various	371	8.00%	12/2021	94	-
	Various (4)	Various	499	8.00%	03/2022	112	-
Hospital	Kennewick	WA	85,657	9.00%	05/2022	7,438	87,245
	Total Mortgage Loans Receivable		$95,808			$7,863	$95,665

Footnotes

(1)	Includes accrued interest receivable, loan losses, and net origination fees.
(2)	Remaining collections for debt less than 12 months to maturity, all others are debt service for next 12 months.
(3)	Short-term loan to joint venture partner, which is in default.
(4)	Satisfied subsequent to 9/30/2016.

LEXINGTON REALTY TRUST

Selected Balance Sheet and Income Statement Account Data

9/30/2016

($000)

Balance Sheet

Other assets	$39,092

The components of other assets are:

Deposits	$539
Equipment	641
Prepaids	2,311
Other receivables	705
Deferred lease incentives	12,489
Lake Jackson developer escrows	22,282
Other	125

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$30,796

Accounts payable and accrued expenses	$14,201
CIP accruals and other	366
Taxes	570
Deferred lease and loan costs	4,630
Deposits	1,121
Escrows	825
Transaction / build-to-suit costs	4,200
Interest rate swap derivative liability	4,883

Income Statement - Nine months ended September 30, 2016

Non-cash interest expense, net	$(160)

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Release, in this Supplemental Operating and Financial Data Report and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST
RECONCILIATION OF NON-GAAP MEASURES
($000)

Nine months ended September 30, 2016

Cash Rent Reconciliation:

Rental revenue as reported	$304,158

Rental revenue from sold properties	(42,831)

GAAP rent per supplement	261,327

GAAP rent adjustments: (1)
Straight-line adjustments	(12,075)
Lease incentives	1,194
Amortization of above/below market leases	1,394
Lease termination income	(7,727)

Cash rent per supplement	$244,113

Consolidated debt reconciliation September 30, 2016:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$757,718	$7,327	$-	$765,045
Term loans payable (3)	500,839	4,161	-	505,000
Senior notes payable(3)	494,153	3,999	1,848	500,000
Trust preferred securities (3)	127,071	2,049	-	129,120
Consolidated debt	$1,879,781	$17,536	$1,848	$1,899,165

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST
RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)
($000)

Same-Store NOI Reconciliation:

	Nine months
	September 30, 2016	September 30, 2015

Net Income	$72,875	$79,378

Interest and amortization expense	68,573	68,326
Provision for income taxes	1,099	468
Depreciation and amortization	124,687	121,795
General and administrative	23,032	22,527
Transaction costs	329	1,119
Non-operating income	(9,500)	(8,213)
Gains on sales of properties	(58,413)	(24,884)
Impairment charges	75,904	34,070
Debt satisfaction (gains) charges, net	818	(13,753)
Equity in earnings of non-consolidated entities	(6,394)	(938)
Lease termination income	(8,744)	(2,665)
Straight-line adjustments	(35,697)	(35,242)
Lease incentives	1,256	1,157
Amortization of above/below market leases	1,527	(157)

Net Operating Income - ("NOI")	251,352	242,988

Less NOI:
Disposed of properties	(17,874)	(29,535)
Acquired properties	(28,961)	(7,474)
Expansion revenue	(1,192)	(924)
Properties in default	(2,002)	(2,458)

Same-Store NOI	$201,323	$202,597

NOI for NAV:

Nine months
September 30, 2016

NOI per above	$251,352
Less NOI:
Disposed of properties	(17,874)
Assets held for sale	(1,339)
Assets acquired in 2016	(2,561)
Assets less than 70% leased / Other	(2,483)
NOI for NAV	$227,095

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	Trailing 12 Months

Net income (loss) attributable to Lexington Realty Trust shareholders	$(25,030)	$48,476	$49,769	$34,850	$108,065
Interest and amortization expense	23,001	22,679	22,893	21,466	90,039
Provision for income taxes	462	224	413	104	1,203
Depreciation and amortization	40,288	41,272	43,127	41,403	166,090
Straight-line adjustments	(11,317)	(13,241)	(11,139)	(12,460)	(48,157)
Lease incentives	414	419	423	387	1,643
Amortization of above/below market leases	572	499	456	418	1,945
Gains on sales of properties	(16,072)	(25,326)	(17,015)	-	(58,413)
Impairment charges	72,890	3,014	-	2,762	78,666
Debt satisfaction (gains) charges, net	(2,538)	3,194	162	(11,397)	(10,579)
Non-cash charges, net	2,296	2,403	2,207	2,213	9,119

Pro-rata share adjustments:
Non-consolidated entities adjustment	360	254	(5,106)	52	(4,440)
Noncontrolling interests adjustment	(2,467)	661	761	470	(575)

Adjusted EBITDA	$82,859	$84,528	$86,951	$80,268	$334,606

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Nine months ended September 30, 2016
Common share dividends per share	$0.515
Adjusted Company FFO per diluted share	$0.87
Adjusted Company FFO payout ratio	59.2%

Unencumbered Assets:
Real estate, at cost	$4,195,719
held for sale real estate, at cost	38,950
less encumbered real estate, at cost	(1,052,165)
Loans receivable, net	95,808
Unencumbered assets	$3,278,312

Unencumbered NOI:
NOI	$251,352
Disposed of properties NOI	(17,874)
Termination income	7,727
Adjusted NOI	241,205
less encumbered adjusted NOI	(62,311)
Unencumbered adjusted NOI	$178,894
Unencumbered NOI %	74.2%

Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$334,606

Consolidated debt	$1,879,781
less cash and cash equivalents	(117,791)
Net debt	$1,761,990

Net debt / Adjusted EBITDA	5.3	x

(Net Debt + Preferred) / Adjusted EBITDA:
Adjusted EBITDA	$334,606

Net debt	$1,761,990
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,858,760

(Net Debt + Preferred) / Adjusted EBITDA	5.6	x
(Debt + Preferred) / Gross Assets:	Nine months ended September 30, 2016
Consolidated debt	$1,879,781
Preferred shares liquidation preference	96,770
Debt and preferred	$1,976,551

Total assets	$3,449,951
Plus depreciation and amortization:
Real estate	1,201,043
Deferred lease costs	24,190

Gross assets	$4,675,184

(Debt + Preferred) / Gross Assets	42.3%

Debt / Gross Assets:
Consolidated debt	$1,879,781

Gross assets	$4,675,184

Debt / Gross assets	40.2%

Secured Debt / Gross Assets:
Mortgages and notes payable	$757,718

Gross assets	$4,675,184

Secured Debt / Gross Assets	16.2%

Development / Gross Assets:
Investment in real estate under construction	$137,576
Construction in progress	789
Development	$138,365

Gross assets	$4,675,184

Development / Gross Assets	3.0%

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 30170	211 Quality Circle, Suite 210
College Station, TX 77842-3170	College Station, TX, 77845
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry

Senior Vice President, Investor Relations

Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Barclays Capital		Ladenburg Thalmann & Co., Inc.
Ross L. Smotrich	(212) 526-2306	Daniel P. Donlan	(212) 409-2056

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

Jeffries & Company, Inc.
Jon Peterson	(212) 284-1705

LEXINGTON REALTY TRUST

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